UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2021

Huntsman Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32427	42-1648585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10003 Woodloch Forest Drive The Woodlands, Texas (Address of principal executive offices)	77380 (Zip Code)

Huntsman International LLC

(Exact name of registrant as specified in its charter)

Delaware	333-85141	87-0630358
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10003 Woodloch Forest Drive The Woodlands, Texas (Address of principal executive offices)	77380 (Zip Code)

Registrants’ telephone number, including area code:

(281) 719-6000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol	Name of each exchange on which registered
Huntsman Corporation	Common Stock, par value $0.01 per share	HUN	New York Stock Exchange
Huntsman International LLC	NONE	NONE	NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2021, Huntsman Corporation (the “Company”) announced that Randy W. Wright had notified the Company on April 23, 2021 of his decision to retire. Mr. Wright, age 62, has been with the Company since 2004 and has served as Vice President and Controller since February 2012. Mr. Wright’s decision to retire is not due to any outstanding issues with the Company or disagreements with respect to the Company’s operations, policies or practices, or the Company’s independent auditors, and his retirement will be effective in September 2021.

Also on April 29, 2021, the Company announced that Steven C. Jorgensen, age 52, has been appointed Vice President and Controller to be effective on or about August 1, 2021. Mr. Jorgensen joined the Company in 2004 and has served in various roles, most recently as Vice President Finance and Controller of the Performance Products segment. Mr. Jorgensen previously served as Vice President Accounting Shared Services and Internal Controls from February 2012 to December 2016 and Vice President, Internal Controls and Internal Audit from May 2007 to February 2012. Prior to joining the Company, Mr. Jorgensen held a variety of positions at General Electric Consumer Finance and Deloitte & Touche LLP. Mr. Jorgensen is a Certified Public Accountant.

There was no arrangement or understanding between Mr. Jorgensen and any other person pursuant to which Mr. Jorgensen was appointed Vice President and Controller of the Company. There are no transactions in which Mr. Jorgensen has an interest requiring disclosure under Item 404(a) of Regulation S-K.

As Vice President and Controller, Mr. Jorgensen will be eligible to participate in the Company’s benefit plans and receive payments and benefits upon certain severance events through the Company’s Executive Severance Plan. A description of the Executive Severance Plan is contained in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on March 18, 2021.

Item 5.07	Submission of Matters to a Vote of Security Holders

(a)    The Company’s 2021 Annual Meeting of Stockholders was held on April 28, 2021 (the “Annual Meeting”).

(b)    The Company’s stockholders voted on the following four proposals (each described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 18, 2021) at the Annual Meeting and cast their votes as follows:

Proposal 1	The 11 nominees named below were elected as directors of the Board of Directors, each to serve until the Company’s 2022 Annual Meeting of Stockholders. The voting results were as follows:

Directors	For	Against	Abstain	Broker Non-Votes
Peter R. Huntsman	160,923,156	10,689,775	358,946	24,976,108
Nolan D. Archibald	138,166,233	33,734,785	70,859	24,976,108
Mary C. Beckerle	169,018,907	2,890,350	62,620	24,976,108
M. Anthony Burns	167,577,509	4,321,746	72,622	24,976,108
Sonia Dulá	170,996,495	913,024	62,358	24,976,108
Cynthia L. Egan	168,495,271	3,409,947	66,659	24,976,108
Daniele Ferrari	164,860,247	7,005,151	106,479	24,976,108
Sir Robert J. Margetts	165,160,500	6,738,019	73,358	24,976,108
Jeanne McGovern	171,225,391	681,129	65,357	24,976,108
Wayne A. Reaud	161,309,456	10,582,933	79,488	24,976,108
Jan E. Tighe	170,617,690	1,285,933	68,254	24,976,108

Proposal 2	The non-binding advisory vote to approve the compensation of the Company’s named executive officers was approved. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
133,978,511	37,791,570	201,796	24,976,108

Proposal 3	The appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2021 was ratified. The voting results were as follows:

For	Against	Abstain
188,474,016	8,408,594	65,375

Proposal 4	The stockholder proposal to enact stockholder right to act by written consent did not receive majority support. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
73,836,396	97,824,558	310,923	24,976,108

Item 8.01	Other Events

On April 28, 2021, the Company announced a 15% increase in its second quarter 2021 dividend. The increased dividend of $0.1875 per share of the Company’s common stock will be payable on June 30, 2021 to stockholders of record as of June 15, 2021. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

The following exhibit is furnished as part of this Current Report on Form 8-K.

(d) Exhibits

Number	Description of Exhibits

99.1	Press Release dated April 28, 2021.

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTSMAN CORPORATION
HUNTSMAN INTERNATIONAL LLC

/s/ DAVID STRYKER
Executive Vice President, General Counsel and Secretary

Dated:	April 29, 2021

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